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                                                              EXHIBIT (H)(6)(D)

                              AMENDMENT NO. 7 TO
                 AMENDED AND RESTATED PARTICIPATION AGREEMENT
                                 by and among
             Franklin Templeton Variable Insurance Products Trust
                     Franklin/Templeton Distributors, Inc.
                    American General Life Insurance Company
                 American General Equity Services Corporation

   Franklin Templeton Variable Insurance Products Trust (the "Trust"), Franklin/Templeton Distributors, Inc. (the "Underwriter," and together with the Trust, "we" or "us"), American General Life Insurance Company (the "Company") and American General Equity Services Corporation, your distributor, on your behalf and on behalf of certain Accounts, have previously entered into an Amended and Restated Participation Agreement dated October 1, 2002 and subsequently amended January 1, 2005, February 1, 2006, March 31, 2006,
August 30, 2007, February 1, 2008 and September 15, 2008, respectively (the "Agreement"). The parties now desire to amend the Agreement in this amendment (the "Amendment").

   Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

                               A M E N D M E N T

   For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1. Schedules C and D of the Agreement are deleted and replaced in their entirety with the Schedules C and D attached hereto, respectively.

2. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

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This Amendment is executed effective as of December 1, 2008.

The Company:                   AMERICAN GENERAL LIFE INSURANCE COMPANY

                               By:      -------------------------------
                               Name:    -------------------------------
                               Title:   -------------------------------

                               Attest:  -------------------------------
                               Name:    -------------------------------
                               Title:   -------------------------------

                                           [Corporate Seal]

The Distributor:               AMERICAN GENERAL EQUITY SERVICES
                               CORPORATION

                               By:      -------------------------------
                               Name:    -------------------------------
                               Title:   -------------------------------

                               Attest:  -------------------------------
                               Name:    -------------------------------
                               Title:   -------------------------------

                                           [Corporate Seal]

The Trust:                     FRANKLIN TEMPLETON VARIABLE INSURANCE
  Only on behalf of            PRODUCTS TRUST
  each Portfolio listed
  on Schedule C of
  the Agreement                By:      -------------------------------
                               Name:    -------------------------------
                               Title:   -------------------------------

The Underwriter:               FRANKLIN/TEMPLETON DISTRIBUTORS, INC.

                               By:      -------------------------------
                               Name:    -------------------------------
                               Title:   -------------------------------

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                                  SCHEDULE C

            AVAILABLE PORTFOLIOS AND CLASSES OF SHARES OF THE TRUST

   1.   Franklin Small-Mid Cap Growth Securities Fund - Class 2

   2.   Franklin Small Cap Value Securities Fund - Class 1

   3.   Franklin Small Cap Value Securities Fund - Class 2

   4.   Franklin U.S. Government Fund - Class 2

   5.   Mutual Shares Securities Fund - Class 2

   6.   Templeton Developing Markets Securities Fund - Class 2

   7.   Templeton Foreign Securities Fund - Class 2

   8.   Templeton Global Asset Allocation Fund - Class 2

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                                  SCHEDULE D

                           CONTRACTS OF THE COMPANY

   1.   AG Legacy Plus VUL
   2.   AIG Corporate Investor VUL
   3.   AIG Income Advantage VUL
   4.   AIG Protection Advantage VUL
   5.   AIG Income Advantage Select
   6.   American General Signature II
   7.   Corporate America
   8.   Corporate Investor Select(SM) VUL (Form No. 08301)
   9.   Legacy Plus VUL
   10.  Platinum Investor FlexDirector
   11.  Platinum Investor I VUL
   12.  Platinum Investor II VUL
   13.  Platinum Investor III VUL
   14.  Platinum Investor Immediate VA
   15.  Platinum Investor IV VUL
   16.  Platinum Investor PLUS VUL
   17.  Platinum Investor Survivor II VUL
   18.  Platinum Investor Survivor VUL
   19.  Platinum Investor Variable Annuity
   20.  Platinum Investor VIP VUL
   21.  Survivor Advantage(SM) VUL (Form No. 08921)
   22.  The One VUL Solution

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